SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2025

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Washington Blvd.
Stamford, Connecticut 06902
(Address of principal executive offices, including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 Par Value	CHTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	OTHER EVENTS.

As previously disclosed, on May 16, 2025, Charter Communications, Inc., a Delaware corporation (“Charter”), entered into a Transaction Agreement (the “Transaction Agreement”) by and among Charter, Charter Communications Holdings, LLC, a Delaware limited liability company and subsidiary of Charter (“Charter Holdings”), and Cox Enterprises, Inc., a Delaware corporation (“Cox Enterprises”), pursuant to which (i) Cox Enterprises will sell and transfer to Charter 100% of the equity interests of certain subsidiaries of Cox Communications, Inc., a wholly owned subsidiary of Cox Enterprises (“Cox Communications”), that conduct Cox Communications’ commercial fiber and managed IT and cloud services businesses, (ii) Cox Enterprises will contribute the equity interests of Cox Communications (after its conversion into a limited liability company pursuant to a pre-closing restructuring) and certain other assets (other than certain excluded assets) primarily related to Cox Communications’ residential cable business to Charter Holdings and (iii) Cox Enterprises will pay $1.00 to Charter (the transactions described in clauses (i)-(iii), collectively, the “Transactions”).

In connection with the Transactions, Charter filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on July 2, 2025 (the “Definitive Proxy Statement”), which Charter first mailed to its stockholders on or about July 2, 2025.

Following the announcement of the Transaction Agreement and as of the date of this Current Report on Form 8-K, purported stockholders of Charter filed the following lawsuits against Charter and the individual members of the Charter board of directors: Stevens v. Charter Communications, Inc., et al., Case No. 654114/2025 (N.Y. Sup. Ct. Jul. 10, 2025), Miller v. Charter Communications, Inc., et al., Case No. 654173/2025 (N.Y. Sup. Ct. Jul. 11, 2025) and Siegel v. Conn et al., Case No. FBT-CV-25-6148577-S (Conn. Super. Ct. Jul. 10, 2025) (collectively, the “Complaints”).  Additionally, beginning on July 11, 2025, Charter received demand letters from counsel representing other individual purported stockholders of Charter (collectively, the “Demands” and, together with the Complaints, the “Matters”).  The Matters allege, among other things, that the defendants omitted material information from the Definitive Proxy Statement and/or committed negligence and negligent misrepresentation and concealment under state common law.

The outcome of the matters described above cannot be predicted with certainty. Charter believes that the claims asserted in the Matters are without merit and supplemental disclosures are not required or necessary under applicable laws. However, in order to avoid the risk that the Matters delay or otherwise adversely affect the Transactions, and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Charter is supplementing the Definitive Proxy Statement as described in this Current Report on Form 8-K.  Charter and the other named defendants deny that they have violated any laws.  Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein or in the Definitive Proxy Statement. To the contrary, Charter and the other named defendants specifically deny all allegations in the Matters and that any additional disclosure was or is required in the Definitive Proxy Statement. If additional, similar demands or complaints are received by or filed against the Charter, absent new or different allegations that are material, Charter will not necessarily announce such occurrences.

Supplemental Disclosures to the Definitive Proxy Statement

The supplemental information contained in this Current Report on Form 8-K supplements the disclosures contained in the Definitive Proxy Statement and should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the Definitive Proxy Statement. All page references in the information below are to pages in the Definitive Proxy Statement. Paragraph references used herein refer to the Definitive Proxy Statement before any additions or deletions resulting from the supplemental disclosures. For clarity, new text within restated paragraphs from the Definitive Proxy Statement is highlighted with bold, underlined text.

The section of the Definitive Proxy Statement entitled “The Transactions—Opinion of Charter’s Financial Advisors—Opinion of Citi Rendered in Connection with the Transactions” starting on page 60 is hereby supplemented as follows:

The second paragraph and the accompanying table on page 64 is amended and restated as follows:

The selected companies and the corresponding multiples considered by Citi for its analysis of Cox Communications were:

Selected Companies	Enterprise Value / 2025E Adjusted EBITDA
Comcast Corp.	5.6x
Altice USA Inc.	6.9x

The second paragraph and the accompanying table on page 64 is amended and restated as follows:

The selected transactions and the corresponding multiples considered by Citi for its analysis of Cox Communications were:

Date Announced	Target	Acquiror	Transaction Value / LTM Adjusted EBITDA
September 2024	Frontier Communications Parent, Inc.	Verizon Communications, Inc.	9.2x
March 2021	Shaw Communications Inc.	Rogers Communications Inc.	10.9x
September 2015	Cablevision Systems Corporation	Altice N.V.	9.5x
May 2015	Time Warner Cable Inc.	Charter Communications, Inc.	9.3x
May 2015	Cequel Corporation (Suddenlink)	Altice N.V.	10.1x
March 2015	Bright House Networks LLC	Charter Communications, Inc.	7.6x

The paragraph beginning on page 64 and continuing on page 65 is amended and restated as follows:

Citi performed a discounted cash flow analysis for Cox Communications by calculating the estimated present value (as of March 31, 2025) of the standalone unlevered free cash flows that Cox Communications was forecasted to generate during the nine months ended December 31, 2025 and fiscal years ending December 31, 2026 through December 31, 2031, based on the Charter projections for Cox Communications and balance sheet items as of March 31, 2025.  These projections reflected Charter management’s implementation of certain operational improvements, but did not include synergies expected by Charter to result from the transactions.  Based on its professional judgment and experience, Citi applied a perpetuity growth rate of 0.5% to 1.5% to Cox Communications’ terminal year unlevered free cash flow.  The present values (as of March 31, 2025) of the cash flows estimated by Charter management and implied terminal values were then calculated using a selected range of discount rates of 7.1% to 7.6% (selected by Citi using its professional judgment and experience).  Citi also considered Charter management’s estimate of the present value, as of March 31, 2025 and calculated using a discount rate of 7.3%, of the future tax benefits anticipated by Charter to be realized by Charter (net of amounts to be paid to Cox Enterprises) as a result of the transactions (see “Certain Unaudited Prospective Financial Information”).  This analysis indicated an approximate implied equity value reference range for Cox Communications, assuming Charter’s estimate of Cox Communications’ net debt of $12.641 billion, of (i) $23.350 billion to $31.325 billion (excluding the tax benefits referred to above) and (ii) $24.600 billion to $32.600 billion (including the tax benefits referred to above), each rounded to the nearest $25 million, as compared to the implied transaction consideration amount of $23.900 billion (based on the aggregate liquidation preference of the Charter Holdings convertible preferred units) and $25.240 billion (based on an estimate of market value for the Charter Holdings convertible preferred units).

The second and third full paragraphs on page 65 are amended and restated as follows:

Citi performed a discounted cash flow analysis for Charter on a standalone basis by calculating the estimated present value (as of December 31, 2025) of the standalone unlevered free cash flows that Charter was forecasted to generate during the fiscal years ending December 31, 2026 through December 31, 2031, based on the Charter projections for Charter and balance sheet items as of December 31, 2025. In conducting this analysis, with Charter’s approval, Citi assumed completion of the Liberty Broadband merger and at Charter’s direction assumed, among other things, incremental net debt and a reduction in share count, in each case based on estimates of Charter management. Based on its professional judgment and experience, Citi applied a perpetuity growth rate of 0.5% to 1.5% to Charter’s terminal year unlevered free cash flow. The present values (as of December 31, 2025) of the cash flows estimated by Charter management and implied terminal values were then calculated using a selected range of discount rates of 7.0% to 7.5% (selected by Citi using its professional judgment and experience). This analysis indicated an approximate implied equity value per share reference range for Charter of approximately $588.98 to $868.51 (with a midpoint of $712.10).

Citi performed a discounted cash flow analysis for Charter on a pro forma basis, giving effect to the proposed transaction, by calculating the estimated present value (as of December 31, 2025) of the unlevered free cash flows that Charter, after giving effect to the transactions and taking into account the Charter estimated cost savings and Charter estimated tax benefits, was forecasted to generate during the fiscal years ending December 31, 2026 through December 31, 2031, based on the Charter projections for Charter, the Charter projections for Cox Communications, the Charter estimated cost savings and the Charter estimated tax benefits and balance sheet items as of December 31, 2025. In conducting this analysis, with Charter’s approval, (i) Citi assumed completion of the Liberty Broadband merger and at Charter’s direction assumed, among other things, incremental net debt and a reduction in share count and (ii) Citi assumed that consummation of the transactions would result in incremental net debt of $4 billion and an incremental 46.2 million outstanding Charter shares on an as-converted, as-exchanged basis, in each case based on estimates of Charter management. Citi considered Charter management’s estimate of the present value, as of December 31, 2025 and calculated using a discount rate of 7.3%, of the future tax benefits anticipated by Charter to be realized by Charter (net of amounts to be paid to Cox Enterprises) as a result of the transactions (see “Certain Unaudited Prospective Financial Information”). Based on its professional judgment and experience, Citi applied a perpetuity growth rate of 0.5% to 1.5% to pro forma Charter’s terminal year unlevered free cash flow. The present values (as of December 31, 2025) of the cash flows estimated by Charter management and implied terminal values were then calculated using a selected range of discount rates of 7.0% to 7.5% (selected by Citi using its professional judgment and experience). This analysis indicated an approximate implied equity value per share reference range for pro forma Charter of (i) approximately $625.26 to $904.33 (with a midpoint of $748.17), excluding the tax benefits and (ii) approximately $632.14 to $911.21 (with a midpoint of $755.06), including the tax benefits.

The fourth paragraph on page 66 is amended and restated as follows:

Citi and its affiliates in the past have provided, and currently provide, services to Charter, Cox Communications and Cox Enterprises and their respective affiliates unrelated to the proposed transactions, for which services Citi and its affiliates have received and expect to receive compensation, including, without limitation, during the last two years, (i) for Charter and its affiliates, acting as (a) a financial advisor with respect to Charter’s pending acquisition of Liberty Broadband (announced in November 2024), (b) a joint lead arranger in refinancing of Charter’s $5.5 billion Revolving Credit Facility and $5.5 billion Term Loan A, (c) a bookrunner in November 2024 for Charter’s $1.6 billion Term Loan B, (d) a bookrunner in May 2024 for Charter’s issuance of $1.5 billion of Senior Notes due 2029 and $1.5 billion of Senior Notes due 2034, (e) a joint bookrunner in November 2023 for Charter’s issuance of $1.1 billion of Senior Notes due 2026 and $900 million of Senior Notes due 2034, and (f) a joint lead arranger and lender in one or more credit facilities of Charter (for which Citi and its affiliates received in the aggregate approximately $9.5 million) and (ii) for Cox Communications, Cox Enterprises and their affiliates, acting as (a) a bookrunner in August 2024 for Cox Communications’ issuance of $750 million of Senior Notes due 2034 and $750 million of Senior Notes due 2054, (b) a bookrunner in January 2024 for Cox Communications’ issuance of $850 million of Senior Notes due 2053 and reopening of additional series of notes due 2028 and 2033, (c) a bookrunner in June 2023 for Cox Communications’ issuance of $500 million of Senior Notes due 2028 and $500 million of Senior Notes due 2033, and (d) a lender in one or more credit facilities of Cox Communications and Cox Enterprises (for which Citi and its affiliates received in the aggregate approximately $3.0 million). During the two-year period prior to the date of ~~this~~  its opinion, Citi provided investment banking services, and is a lender, to Liberty Broadband, a stockholder in Charter, and certain other entities affiliated or otherwise associated with Liberty Broadband (as determined by Citi) and received approximately $16 million in compensation from Liberty Broadband and such other entities for such services. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities of Charter and its affiliates for its own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Charter, Cox Communications and Cox Enterprises and their respective affiliates.

The section of the Definitive Proxy Statement entitled “The Transactions—Opinion of Charter’s Financial Advisors—Opinion of LionTree Rendered in Connection with the Transactions” starting on page 66 is hereby supplemented as follows:

The fourth paragraph and the accompanying table on page 71 is amended and restated as follows:

The list of the selected transactions and corresponding multiples considered by LionTree for its analysis of Cox Communications are set forth below:

Date Announced	Target	Acquiror	Transaction Value / LTM EBITDA	Adjusted Transaction Value / LTM EBITDA
March 2021	Shaw Communications Inc.	Rogers Communications Inc.	10.9x	10.9x
February 2021	Hargray Acquisition Holdings, LLC	Cable One, Inc.	17.2x	17.2x
April 2017	General Communication, Inc.	Liberty Interactive Corporation	9.3x	9.3x
September 2015	Cablevision Systems Corporation	Altice N.V.	9.5x	9.5x
May 2015	Time Warner Cable Inc.	Charter Communications, Inc.	9.3x	9.2x
May 2015	Cequel Corporation (Suddenlink)	Altice N.V.	10.1x	9.7x
March 2015	Bright House Networks LLC	Charter Communications, Inc.	7.6x	6.7x

The second paragraph on page 72 is amended and restated as follows:

LionTree performed a discounted cash flow analysis for Cox Communications by calculating the estimated present value (as of March 31, 2025) of the standalone unlevered free cash flows that Cox Communications was forecasted to generate during the nine months ended December 31, 2025 and fiscal years ending December 31, 2026 through December 31, 2031, based on the Charter projections for Cox Communications. These projections reflected Charter management’s implementation of certain operation improvements, but did not include synergies expected by Charter to result from the transactions. Based on its professional judgment and experience, LionTree applied a perpetuity growth rate of 0.5% to 1.5% to Cox Communications’ terminal year unlevered free cash flow (unlevered free cash flow defined as Net Operating Profit (defined as Adjusted EBITDA not reduced by stock based compensation, less stock based compensation, less depreciation and amortization, less cash taxes) plus depreciation and amortization, less capital expenditures, less changes in working capital). The present values (as of March 31, 2025) of the cash flows and implied terminal values were then calculated using a selected range of discount rates of 7.0% to 7.5% (selected by LionTree using its professional judgment and experience) and mid-year discounting convention. This analysis indicated the following approximate implied enterprise value reference range for Cox Communications, as compared to the estimates of enterprise value and adjusted enterprise value (reduced by Charter management’s estimate of the value of tax assets) implied by the transactions and calculated as described above.

The paragraph beginning on page 72 and continuing on page 73 is amended and restated as follows:

LionTree performed a discounted cash flow analysis for Charter on a standalone basis by calculating the estimated present value (as of December 31, 2025) of the standalone unlevered free cash flows that Charter was forecasted to generate during the fiscal years ending December 31, 2026 through December 31, 2031, based on the Charter projections for Charter. In conducting this analysis, based on projected balance sheet items and other estimates for Charter, as of December 31, 2025, provided by Charter management, LionTree (i) included the book value of debt, cash and investments of Charter and the net present value of standalone Charter tax assets and (ii) gave pro forma effect to the Liberty Broadband merger, consolidating Liberty Broadband’s debt, preferred stock and cash and reducing Charter’s fully diluted shares outstanding by estimated net share retirement, in each case based on estimates per Charter management. Based on its professional judgment and experience, LionTree applied a perpetuity growth rate of 0.5% to 1.5% to Charter’s terminal year unlevered free cash flow. The present values (as of December 31, 2025) of the cash flows and implied terminal values were then calculated using a selected range of discount rates of 7.0% to 7.5% (selected by LionTree using its professional judgment and experience) and mid-year discounting convention.

The first full paragraph beginning on page 73 is amended and restated as follows:

LionTree performed a discounted cash flow analysis for Charter on a pro forma basis, giving effect to the proposed transactions, by calculating the estimated present value (as of December 31, 2025) of the unlevered free cash flows that Charter, after giving effect to the transactions and taking into account the Charter estimated cost savings and the Charter estimated tax benefits, was forecasted to generate during the fiscal years ending December 31, 2026 through December 31, 2031, based on the Charter projections for Charter, Charter projections for Cox Communications, the Charter estimated cost savings and the Charter estimated tax benefits. In conducting this analysis, based on projected balance sheet items and other estimates for Charter and Cox Communications, as of December 31, 2025, provided by Charter management, LionTree (i) included the book value of debt, cash and investments of Charter and the net present value of standalone Charter tax assets, (ii) gave pro forma effect to the Liberty Broadband merger, consolidating Liberty Broadband’s debt, preferred stock and cash and reducing Charter’s fully diluted shares outstanding by estimated net share retirement, (iii) included the book value of the debt, finance leases and cash of Cox Communications, (iv) gave pro forma effect to the incremental net debt of $4 billion and an incremental 46.2 million outstanding Charter shares on an as-converted, as-exchanged basis to result from the transactions and (v) added Charter management’s estimate of the net present value, as of December 31, 2025 and calculated using a discount rate of 7.3%, of the tax assets anticipated by Charter management to result from the transactions (net of amounts to be paid to Cox Enterprises), in each case based on estimates per Charter management. Based on its professional judgment and experience, LionTree applied a perpetuity growth rate of 0.5% to 1.5% to pro forma Charter’s terminal year unlevered free cash flow. The present values (as of December 31, 2025) of the cash flows and implied terminal values were then calculated using a selected range of discount rates of 7.0% to 7.5% (selected by LionTree using its professional judgment and experience) and mid-year discounting convention.

The first paragraph on page 74 is amended and restated as follows:

In the past, during the two-year period prior to the date of this opinion, LionTree and its affiliates have provided capital market services to Charter and its affiliates unrelated to the proposed transactions, for which LionTree and its affiliates received compensation. For those services, during the two-year period prior to the date of this opinion, LionTree and its affiliates received aggregate compensation of approximately $300,000 from Charter. LionTree and its affiliates may also seek to provide such services to Charter, Cox Enterprises, Cox Communications and their respective affiliates in the future and would expect to receive fees for the rendering of these services. During the two-year period prior to the date of this opinion, LionTree also provided investment banking services to other entities affiliated or otherwise associated with Mr. Malone (or in which Mr. Malone has a significant interest) and received approximately $5 million in compensation during such two-year period from such entities for such services. In the ordinary course of business, certain of LionTree’s employees and affiliates may hold or trade, for their own accounts and the accounts of their investors, securities of Charter, Cox Enterprises, Cox Communications and their respective affiliates and, accordingly, may at any time hold a long or short position in such securities.

The section of the Definitive Proxy Statement entitled “The Transactions—Certain Unaudited Prospective Financial Information” starting on page 74 is hereby supplemented as follows:

The second full paragraph and the accompanying table on page 75 are amended and restated as follows:

Charter Projections for Charter

The following table presents certain prospective financial information for the fiscal years ending December 31, 2025 through December 31, 2031, based on the mean of publicly available brokerage and research firm analyst estimates for Charter and estimates developed by Charter management (collectively referred to as the “Charter projections for Charter”).  The Charter projections for Charter were believed by Charter management to be appropriate for the Charter Board’s consideration of, and Citi’s and LionTree’s respective analyses and opinions regarding, the transactions and approved by Charter for Citi’s and LionTree’s use and reliance in connection with their respective opinions described in “—Opinion of Charter’s Financial Advisors.”

	Fiscal Year Ending December 31,
($ in billions)	2025	2026	2027	2028	2029	2030	2031
Revenue	55.2	56.2	56.9	57.6	58.1	59.3	60.3
Adjusted EBITDA(1)	22.9	23.6	24.2	24.7	25.1	25.9	26.7
Capital Expenditures(2)	11.9	10.9	9.4	8.1	8.1	8.3	8.4
Unlevered Free Cash Flow(3)		7.7	9.5	11.4	11.9	12.4	13.0

(1)
Charter management provided Citi and LionTree with projections for Charter Adjusted EBITDA, which were consistent with Charter’s publicly reported definition of Adjusted EBITDA.  Adjusted EBITDA is defined as net income attributable to Charter stockholders plus net income attributable to noncontrolling interest, net interest expense, income taxes, depreciation and amortization, stock compensation expense, other income (expenses), net and other operating (income) expenses, net, such as special charges and (gain) loss on sale or retirement of assets.  Adjusted EBITDA is a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income attributable to Charter stockholders reported in accordance with GAAP.  This term, as defined by Charter, may not be comparable to similarly titled measures used by other companies.

(2)	Includes changes in accrued expenses related to capital expenditures.

(3)	Derived from the other information included in the Charter projections for Charter.

The third full paragraph and the accompanying table beginning on page 75 and continuing on page 76 are amended and restated as follows:

Charter Projections for Cox Communications

The following table presents certain prospective financial information of Cox Communications, including expected savings, transition costs, ~~and~~ operational improvements and unlevered free cash flows, for the fiscal years ending December 31, 2023 through December 31, 2031, prepared by Charter management (collectively referred to as the “Charter projections for Cox Communications”).  The Charter projections for Cox Communications were believed by Charter management to be appropriate for the Charter Board’s consideration of, and Citi’s and LionTree’s respective analyses and opinions regarding, the transactions and approved by Charter for Citi’s and LionTree’s use and reliance in connection with their respective opinions described in “—Opinion of Charter’s Financial Advisors.”

	Fiscal Year Ending December 31,
($ in billions)	2023	2024	2025(3)	2026	2027	2028	2029	2030	2031
Revenue	13.3	13.1	12.8	12.5	12.1	12.2	12.5	13.0	13.4
Transaction EBITDA(1)(2)	5.6	5.5	5.4	5.3	5.2	5.4	5.6	5.9	6.2
Operating Expense Savings	—	—	—	—	0.3	0.5	0.5	0.5	0.5
Transition Costs	—	—	—	—	(0.1)	(0.1)	—	—	—
Transaction EBITDA incl. Savings & Transition Costs	5.6	5.5	5.4	5.3	5.4	5.8	6.1	6.4	6.7
Standalone Cox Communications Capital Expenditures	2.9	2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5
Capital Expenditure Savings	—	—	—	—	(1.0)	(1.0)	(1.0)	(1.0)	(1.0)
Transition Capital Expenditures	—	—	—	—	0.5	0.8	0.5	0.5	—
Capital Expenditures incl. Savings & Transition Capital Expenditures	2.9	2.5	2.5	2.5	2.0	2.3	2.0	2.0	1.5
Severance Cost					(0.2)	(0.2)
Unlevered Free Cash Flow(4)			1.9	1.8	2.1	2.1	2.2	2.5	2.7

Totals may not add because of rounding.

(1)
Adjusted EBITDA is defined as net income plus interest expense – net, income tax expense, depreciation and amortization, other – net such as (gain) loss on sale or retirement of assets and restructuring related charges, and other non-operating expenses such as investments (expenses) income – net and miscellaneous income – net.  Adjusted EBITDA is a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income attributable to stockholders reported in accordance with GAAP.  This term may not be comparable to similarly titled measures used by other companies.

(2)
Transaction EBITDA for 2023-2025 is based on estimates of Cox Communications Adjusted EBITDA provided by Cox Communications and includes adjustments primarily to reflect Cox Communications operating independently from Cox Enterprises proposed by Cox Communications and accepted by Charter management.  Transaction EBITDA as presented for 2024 includes an additional $0.1 billion full year benefit of a reduction in force program enacted during the year.  Transaction EBITDA for 2025 includes additional adjustments reflecting recent operating performance proposed by Cox Communications management and accepted by Charter management.  Transaction EBITDA is a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income attributable to stockholders reported in accordance with GAAP.  This term may not be comparable to similarly titled measures used by other companies.

(3)	Charter management also prepared estimates for the nine-month period ended December 31, 2025, assuming 75% of the full year projections.

(4)
Derived from the other information included in the Charter projections for Cox Communications. Excludes estimated operating expense savings and transition costs, capital expenditures savings and transition expenditures, and severance costs.

The following new section is added on page 76 immediately before the section titled “Charter Projections for Cost Savings”:

Charter Projections for Combined Company

The following table presents certain prospective financial information for the fiscal years ending December 31, 2026 through December 31, 2031, for the combined company derived from the Charter projections for Charter and the Charter projections for Cox Communications (collectively referred to as the “Charter projections for the combined company”).  The Charter projections for the combined company were believed by Charter management to be appropriate for the Charter Board’s consideration of, and Citi’s and LionTree’s respective analyses and opinions regarding, the transactions and approved by Charter for Citi’s and LionTree’s use and reliance in connection with their respective opinions described in “—Opinion of Charter’s Financial Advisors.”

	Fiscal Year Ending December 31,
($ in billions)	2026	2027	2028	2029	2030	2031
Unlevered Free Cash Flow(1)	9.4	12.1	13.8	15.0	15.7	16.8

(1)
Includes estimated operating expense savings and transition costs, capital expenditure savings and transition expenditures, and severance costs as provided under Charter projections for Cox Communications.

Cautionary Note Regarding Forward Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, the proposed transaction between Charter and Cox Enterprises. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation: (i) the effect of the announcement of the proposed transaction on the ability of Charter and Cox Enterprises to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; (ii) the timing of the proposed transaction; (iii) the ability to satisfy closing conditions to the completion of the proposed transaction (including stockholder and regulatory approvals); (iv) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (v) the ultimate outcome and results of integrating operations and application of Charter’s operating strategies to the acquired assets and the ultimate ability to realize synergies at the levels currently expected as well as potential dis-synergies; (vi) the impact of the proposed transaction on our stock price and future operating results, including due to transaction and integration costs, increased interest expense, business disruption, and diversion of management time and attention; (vii) the reduction in our current stockholders’ percentage ownership and voting interest as a result of the proposed transaction; (viii) the increase in our indebtedness as a result of the proposed transaction, which will increase interest expenses and may decrease our operating flexibility; (ix) litigation relating to the proposed transaction; (x) other risks related to the completion of the proposed transaction and actions related thereto; and (xi) the factors described under “Risk Factors” from time to time in Charter’s filings with the SEC.  Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases,” “grow,” “focused on” and “potential,” among others.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Charter assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Additional Information

In connection with the Transactions, Charter filed with the SEC a Definitive Proxy Statement on July 2, 2025. Investors and security holders of Charter are urged to read the Definitive Proxy Statement and/or other documents filed with the SEC carefully in their entirety if and when they become available as they contain or will contain important information about the proposed transaction. The Definitive Proxy Statement was mailed to stockholders of Charter on or about July 2, 2025.  Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Charter through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Charter at 400 Washington Blvd., Stamford, CT 06902, Attention: Investor Relations, (203) 905-7801.

Participants in Solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Charter and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of such potential participants is included in the Definitive Proxy Statement and may be included in other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website http://www.sec.gov.

Charter anticipates that the following individuals will be participants (the “Charter Participants”) in the solicitation of proxies from holders of Charter common stock in connection with the proposed transaction: Eric L. Zinterhofer, Non-Executive Chairman of the Charter Board, W. Lance Conn, Kim C. Goodman, John D. Markley, Jr., David C. Merritt, Steven A. Miron, Balan Nair, Michael A. Newhouse, Martin E. Patterson, Mauricio Ramos, Carolyn J. Slaski and J. David Wargo, all of whom are members of the Charter Board, Christopher L. Winfrey, President, Chief Executive Officer and Director, Jessica M. Fischer, Chief Financial Officer, and Kevin D. Howard, Executive Vice President, Chief Accounting Officer and Controller.  Information about the Charter Participants, including a description of their direct or indirect interests, by security holdings or otherwise, and Charter’s transactions with related persons is set forth in (i) the sections entitled “Proposal No. 1: Election of Directors”, “Compensation Committee Interlocks and Insider Participation”, “Compensation Discussion and Analysis”, “Certain Beneficial Owners of Charter Class A Common Stock”, “Certain Relationships and Related Transactions”, “Proposal No. 2: Approve the Charter Communications, Inc. 2025 Employee Stock Purchase Plan”, “Pay Versus Performance” and “CEO Pay Ratio” contained in Charter’s definitive proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 13, 2025 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001091667/000114036125008627/ny20042259x1_def14a.htm), (ii) the sections entitled “The Transactions—Interests of Charter Directors and Executive Officers in the Transactions” and “Security Ownership of Certain Beneficial Owners and Management” contained in the Definitive Proxy Statement (which is available at https://www.sec.gov/Archives/edgar/data/1091667/000114036125024665/ny20049200x2_defm14a.htm), and other documents subsequently filed by Charter with the SEC. To the extent holdings of Charter stock by the directors and executive officers of Charter have changed from the amounts of Charter stock held by such persons as reflected in the Definitive Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC, including: by Michael A. Newhouse on July 8, 2025.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

	By:	/s/ Jessica M. Fischer
Jessica M. Fischer
Date: July 21, 2025		Chief Financial Officer